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                                                                     EXHIBIT 4.8


                              eVENTURES GROUP, INC.

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into on the 26th day of May, 2000, by and among eVENTURES GROUP, INC., a Delaware corporation (the "Company"), Andrew S. Pakula, an individual residing in the State of New York ("Pakula"), and Laura Berland, an individual residing in the State of New York ("Berland") (Pakula and Berland, collectively, the "Stockholders"), as holders of shares of the Common Stock, par value $0.00002 per share, of the Company ("Common Stock").

                                   WITNESSETH:

         WHEREAS, the Company and the Stockholders entered into that certain Stock Purchase Agreement dated May 26, 2000 (the "Stock Purchase Agreement"), pursuant to which the Stockholders acquired shares of the Company's Common Stock; and

         WHEREAS, in connection with the Stock Purchase Agreement, the parties have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and in the Stock Purchase Agreement, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. REGISTRABLE SHARES. For purposes of this Agreement "Registrable Shares" shall mean, at any time, and with respect to any Stockholder or Qualified Transferee (as defined in Section 7(f) below), any Restricted Securities (as defined below) held by such Stockholder or Qualified Transferee, and "Holder" shall mean any Stockholder or Qualified Transferee holding Registrable Shares. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares (1) when such Registrable Shares have been registered under the Securities Act of 1933, as amended, or any successor Federal statute (the "Act"), the Registration Statement in connection therewith has been declared effective and they have been disposed of pursuant to and in the manner described in such effective Registration Statement, (2) when such Registrable Shares are sold or distributed pursuant to Rule 144, (3) when such Registrable Shares have ceased to be outstanding, or (4) when such Registrable Shares have been transferred to a person or entity other than a Qualified Transferee. For purposes of this Agreement, the term "Restricted Securities" shall mean, at any time and with respect to any Stockholder or Qualified Transferee, the shares of Common Stock which are held by such Stockholder or Qualified Transferee and which theretofor have not been sold to the public pursuant to a Registration Statement or pursuant to Rule 144 under the Act. For purposes of this Agreement, the term "Registration Statement" shall mean any registration statement of the Company which covers any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the


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Prospectus (defined herein) contained therein, all exhibits thereto and all material incorporated by reference therein. For purposes of this Agreement, the term "Prospectus" shall mean the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein. For purposes of this Agreement, the term "Rule 144" shall mean Rule 144 promulgated under the Act or any successor or similar rule thereto, as may be enacted by the Securities and Exchange Commission (the "Commission") from time to time.

         2. PIGGYBACK REGISTRATIONS.

                  (a) RIGHT TO PIGGYBACK. If the Company proposes to register any of its securities under the Act (other than pursuant to (i) a registration solely in connection with an employee benefit or stock ownership plan on Form S-8 or any comparable or successor form, (ii) a registration solely in connection with an acquisition consummated in a manner which would permit registration of such securities to the public on Form S-4 or any comparable or successor form or (iii) a "shelf" or similar registration for use solely in connection with future acquisitions), and the registration form to be used may be used for the registration of Registrable Shares (a "Piggyback Registration"), the Company will give prompt written notice to all Holders of Registrable Shares of its intention to effect such a registration (each a "Piggyback Notice"). Subject to Sections 2(b) and 2(c) below, the Company will include in such registration all shares of Registrable Shares which Holders of Registrable Shares request the Company to include in such registration by written notice given to the Company within twenty (20) days after the date of receipt of the Piggyback Notice.

                  (b) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback
            Registration relates to an underwritten public offering of equity securities by the Company and the managing underwriters for such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities proposed to be sold by the Company, (ii) second, the securities proposed to be sold by any other persons with registration rights prior to those of the Holders, (iii) third, the Registrable Shares requested to be included in such registration, pro rata among the Holders of such Registrable Shares on the basis of the number of shares owned by each such Holder, and (iv) fourth, other securities requested to be included in such registration.

                  (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback
            Registration relates to an underwritten public offering of equity securities held solely by holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company



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            will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the securities proposed to be sold by any other persons with registration rights prior to those of the Holders, (iii) third, the Registrable Shares requested to be included in such registration, pro rata among the Holders of such Registrable Shares on the basis of the number of shares owned by each such Holder, and (iv) fourth, other securities requested to be included in such registration.

         3. REGISTRATION PROCEDURES. Whenever the Holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of distribution thereof and will as expeditiously as possible:

                  (i) prepare and file with the Commission and in any event
            within 60 days from the date of the request, a Registration Statement with respect to such Registrable Shares on any appropriate form under the Act, which form shall be selected by the Company and shall be available for the sale of Registrable Shares in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such Registration Statement to become effective, provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Shares included in such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement and supplements to the Prospectus used in connection therewith (and file the Prospectus, as so supplemented, under Rule 424 under the Act, if required) as may be necessary to keep such Registration Statement effective for the applicable period in accordance with the intended method of distribution not to exceed one year, and comply with the provisions of the Act with respect to the disposition of all securities included in such Registration Statement during such period in accordance with the intended methods of distribution by the selling Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

                  (iii) furnish to each selling Holder of Registrable Shares, without charge, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such selling Holder;

                  (iv) notify the selling Holders of Registrable Shares and the managing underwriters, if any, promptly and (if requested by any such Holders) confirm



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            such advice in writing, (A) when a Prospectus, including any
            Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and if at any time the representations and warranties of the Company contemplated by paragraph (x) below cease to be true and correct,
            (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (v) use its best efforts to register or qualify such
            Registrable Shares under such other securities or blue sky laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such selling Holder, provided that the Company will not be required
            (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) to subject itself to taxation in any such jurisdiction, or (C) to consent to general service of process in any such jurisdiction;

                  (vi) notify each selling Holder of such Registrable Shares, at any time when a Prospectus relating thereto is required to be delivered under the Act, of the happening of any event referred to in clause (iv)(E) of this Section 3, and, at the request of any such selling Holder, prepare a supplement to such Prospectus or a post-effective amendment to such Registration Statement so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                  (vii) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                  (viii) provide a transfer agent and registrar for all such
            Registrable Shares not later than the effective date of such Registration Statement and thereafter maintain such transfer agent and registrar;



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                  (ix) enter into such customary agreements (including
            underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

                  (x) in connection with an underwritten offering, use its best efforts to (A) obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, addressed to the underwriters, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; and (B) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; make available for inspection during customary business hours by any underwriter participating in any disposition pursuant to a registration statement, and any attorney or accountant retained by such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such underwriter, attorney or accountant in connection with such registration statement; provided, that such underwriters execute prior thereto an agreement with the Company that all such records, information or documents shall be kept confidential by such persons unless (1) disclosure of such records, information or documents is required by law or by a court or administrative order or (2) such records, information or documents are or become (but only when they become) generally available to the public other than as a result of disclosure in violation of this paragraph; and make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such Registration Statement;

                  (xi) otherwise use its best efforts to comply with all
            applicable rules and regulations of the Commission;

                  (xii) permit any Holder of Registrable Shares which might be deemed, in the sole and exclusive judgment of such Holder, to be an underwriter or a controlling person (as defined in the Act) of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;



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                  (xiii) in the event of the issuance of any stop order
            suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Shares included in such registration statement for sale in any jurisdiction, use its reasonable efforts promptly to obtain the withdrawal of such order; and

                  (xiv) provide a CUSIP number for all Registrable Shares, not later than the effective date of the applicable registration statement.

If any such registration or comparable statement refers to any Holder by name or otherwise as the Holder of any securities of the Company and if, in the sole and exclusive judgment of such Holder, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require
(A) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding of such securities by such Holder is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (B) in the event that such reference to such Holder by name or otherwise is not required by the Act or any similar Federal statute then in force, the deletion of the reference to such Holder; provided, that with respect to this clause (B) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion of counsel shall be reasonably satisfactory to the Company.

         4. REGISTRATION EXPENSES.

            (a) DEFINITION. The term "Registration Expenses" means any expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees for the NASD, listing fees, fees and expenses of compliance with securities or blue sky laws (including blue sky counsel for the underwriters), printing expenses, messenger and delivery expenses, internal expenses, the fees and expenses of counsel for the Company (but not the fees and expenses of counsel to the Holders of the Registrable Shares included in such registration) and all independent certified public accountants, underwriting fees and expenses (excluding discounts and commissions attributable to the Registrable Shares, which shall be paid by the selling Holders out of the proceeds of the offering) and the fees and expenses of any other Persons (defined below) retained by the Company. For purposes of this Agreement, the term "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated entity and a governmental authority.

            (b) PAYMENT. The Company shall pay the Registration Expenses in connection with any and all Piggyback Registrations.



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         5. INDEMNIFICATION.

            (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Shares, such Holder's general and limited partners, officers, directors, employees, advisors and agents and each Person who controls (within the meaning of the Act) such Holder against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Act) such underwriters to the same extent as provided above with respect to the indemnification of the Holders of Registrable Shares.

            (b) INDEMNIFICATION BY HOLDERS. In connection with any Registration Statement in which a Holder of Registrable Shares is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, will indemnify the Company, its directors, officers, employees, advisors, agents and each Person who controls (within the meaning of the Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by such Holder; provided, that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Shares pursuant to such Registration Statement.

            (c) NOTICE; DEFENSE OF CLAIMS. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one special and one local counsel for all parties indemnified by such indemnifying party with respect to such claim.



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            (d) CONTRIBUTION. If the indemnification provided for in this
         Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other hand from the offering of the Registrable Shares or (ii) if the allocation provided for by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The obligation to contribute will be individual to each Holder of Registrable Shares and will be limited to the amount by which the net amount of proceeds received by such Holder from the sale of Registrable Shares exceeds the amount of losses, liabilities, damages, and expenses which such Holder has otherwise been required to pay by reason of such statements or omissions.

            (e) SURVIVAL. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

            (f) UNDERWRITING AGREEMENT. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the provisions of this Section 5, the provisions contained in the underwriting agreement shall control.

         6. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no Holder of Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution, and (iii) if requested by the managing underwriter or underwriters or the Holders of a majority of the Registrable Shares), agrees not to sell Registrable Shares or other securities held by such Person in any transaction other than pursuant to such underwriting for such period following the



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effective date of the Registration Statement relating to such underwriting as determined by either the Board of Directors of the Company or the Holders of a majority of the Registrable Shares; provided, that no Holder of Registrable Shares shall be required to enter into such an agreement unless each other Holder of Registrable Shares, each director and executive officer of the Company and each other holder of at least one percent of the Common Stock then outstanding enters into a substantially identical agreement relating to such underwriting.

         7. MISCELLANEOUS.

            (a) INFORMATION AND REPORTING.

                (i) The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Stockholder, provide in writing to such Stockholder and to any prospective transferee of the Registrable Shares of such Stockholder the information concerning the Company described in Rule 144A(d)(4) of the Act or any successor rule under the Act ("Rule 144A Information"). Upon the written request of any Stockholder, the Company shall cooperate with and assist such Stockholder or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Registrable Shares for trading through PORTAL. The Company's obligations under this Section 7(a)(i) shall at all times be contingent upon receipt from the prospective transferee of Registrable Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than Persons who will assist such transferee in evaluating the purchase of any Registrable Shares.

                (ii) When it is first legally required to do so, the Company shall register its Common Stock under Section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first Registration Statement filed by the Company under the Act, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file. The Company shall promptly upon request furnish any Holder of Registrable Shares (A) a written statement by the Company that it has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company, and
            (C) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Shares without registration under the Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 7(a)(ii) are



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            to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Act, should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Act in reliance upon Rule 144 (or any other similar exemptive provision), and to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

            (b) ADJUSTMENTS AFFECTING REGISTRABLE SHARES. The Company will not take any action, or permit any change to occur, with respect to its securities for the purpose of materially and adversely affecting the ability of the Holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or materially and adversely affecting the marketability of such Registrable Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares); provided, that this Section 7(b) shall not apply to actions or changes with respect to the Company's business, balance sheet, earnings or revenue where the effect of such actions or changes on the Registrable Shares is merely incidental.

            (c) NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed effectively given when delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after being mailed by first class certified or registered mail, return recent requested, postage prepaid at the addresses of the Company and the Stockholders, respectively, set forth in the Stock Purchase Agreement.

            (d) SPECIFIC ENFORCEMENT. The Stockholders and the Company expressly agree that the Stockholders will be irreparably damaged if this Agreement is not specifically enforced. In addition to the rights granted in Section 7(m) of this Agreement, upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Company, the Stockholders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

            (e) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and the Holders of a majority of the Registrable Shares; provided, that no amendment may be made to this Section 7(e) unless agreed upon by the Company and the Holders of all the Registrable Shares.

            (f) ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to any transferee (a "Qualified Transferee") that acquires



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      from a Holder either (i) 100,000 or more Registrable Shares or (ii) if less than 100,000 Registrable Shares are owned by a Holder at the time of a transfer, all of the Registrable Shares owned by such Holder, in either case in connection with the permitted transfer of Registrable Shares. Such assignment shall not affect the rights of Holders hereunder which shall remain in full force in accordance with the terms hereof. Any transferring Holder shall provide the Company with prior written notice of such transfer(s)/assignment(s); provided, however, that the failure to provide such notice shall not be deemed to preclude assignment hereunder.

            (g) SEVERABILITY AND REFORMATION. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 7(g).

            (h) ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, oral or written, formal or informal, relating to such subject matter.

            (i) HEADINGS. The headings of this Agreement are for convenience only and do not constitute a part of this
         Agreement.

            (j) GOVERNING LAW. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

            (k) FURTHER ASSURANCES. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

            (l) COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.



                                       11
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            (m) ARBITRATION. IN ADDITION TO THE REMEDY PROVIDED IN SECTION 7(d)
      OF THIS AGREEMENT, IN THE EVENT OF A DISPUTE HEREUNDER WHICH CANNOT BE RESOLVED BY THE PARTIES AMONG THEMSELVES, SUCH DISPUTE SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATION PANEL MAY BE ENTERED IN ANY COURT OR TRIBUNAL OF COMPETENT JURISDICTION. THE COMPANY, THE FOUNDERS AND INVESTOR AGREE THAT ALL ARBITRATIONS OCCURRING UNDER THIS SECTION 7(m) SHALL BE HELD IN NEW YORK, NEW YORK. THE PARTIES AGREE THAT THE AAA OPTIONAL RULES FOR EMERGENCY MEASURES OF PROTECTION SHALL APPLY TO THE PROCEEDINGS.



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         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.


THE STOCKHOLDERS:                                 THE COMPANY:

                                                  eVENTURES GROUP, INC.,
                                                  a Delaware corporation

/s/ Andrew S. Pakula
--------------------------
Andrew S. Pakula

                                                  By:  /s/ Olaf Guerrand-Hermes
                                                     ---------------------------
                                                           Olaf Guerrand-Hermes
                                                           Senior Vice President
/s/ Laura Berland
--------------------------
Laura Berland




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